                                                           Exhibit No. EX-99.h.4

                        ADMINISTRATIVE SERVICES AGREEMENT
                                     BETWEEN
                                    MGI FUNDS
                                       AND
                         MERCER GLOBAL INVESTMENTS, INC.

     AGREEMENT  made as of August 12,  2005,  between the MGI Funds,  a Delaware statutory trust (the "Trust"), on behalf of those classes (the "Classes") of the series of the Trust (each a "Fund," and together, the "Funds") listed in Exhibit
A  of  this  Agreement,  as  amended  from  time  to  time,  and  Mercer  Global
Investments, Inc. ("Mercer").

     In  consideration  of the mutual  promises  herein made, the parties hereby agree as follows:

     (1) Mercer agrees, during the term of this Agreement, to be responsible for
providing   certain   internal    administrative    services   (together,    the
"Administrative  Services")  to the  shareholders  of the  Classes of the Funds, including the following:

          (a)  attending to shareholder correspondence,  requests and inquiries, and other communications with shareholders;

          (b)  assisting with exchanges and with the processing of purchases and redemptions of shares;

          (c)  preparing and disseminating  information and documents for use by beneficial shareholders; and

          (d)  monitoring  and  overseeing   non-advisory   relationships   with
               entities  providing  services  to  the  Classes,   including  the
               transfer agent.

     (2) As compensation for the Administrative Services provided by Mercer, the
Classes agree,  during the term of this Agreement,  to pay to Mercer,  a monthly fee equal,  on an annual basis, to the following  respective  percentages of the daily net assets of the respective Classes of each Fund:

                   Class Y-2 Shares: 0.05 of 1%
                   Class Y-1 Shares: 0.10 of 1%
                     Class S Shares: 0.15 of 1%

     As of the date of this Agreement, it is anticipated that any Administrative
Services  that are  performed by Mercer for Class Y-3 Shares will be de minimis, and therefore, Class Y-3 Shares will not be charged any administrative fees.

     (3) The internal  administrative  services  provided by Mercer to the Trust under this  Agreement are separate  from,  and unrelated to, the  administrative services  provided  by  Investors  Bank & Trust  Company  ("IBT")  to the  Trust
pursuant to an Administration  Agreement between the Trust and IBT, dated August
12, 2005.

     (4) This Agreement shall remain in full force and effect through August 12,
2006 and  thereafter,  from year to year, to the extent  continuance is approved annually by the Board.

     (5) This  Agreement may be  terminated by the Trust,  at any time, on sixty
(60) days'  written  notice  without  payment  of  penalty,  provided  that such termination by the Trust shall be directed or approved by the vote of a majority of the  Trustees of the Trust in office at the time or by the vote of a majority of the outstanding  voting securities of the Trust (as defined by the 1940 Act).
This Agreement may be assigned with the prior written consent of the parties.

     (6) In the absence of willful misfeasance, bad faith or gross negligence on the part of Mercer,  or of  reckless  disregard  of its  duties and  obligations hereunder,  Mercer shall not be subject to liability  for any act or omission in the course of, or connected with, rendering services hereunder.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be duly  executed and  delivered by their duly  authorized  officers as of the date first written above.

                                MGI FUNDS

                                By:   /s/ David M. Goldenberg
                                      Name:  David M. Goldenberg
                                      Title: Vice President and Secretary

                                MERCER GLOBAL INVESTMENTS, INC.

                                By:   /s/ Barry McInerney
                                      Name:  Barry McInerney
                                      Title: President

                                    Exhibit A
                             as amended May 25, 2006

                       MGI US Large Cap Growth Equity Fund
                                 Class S Shares
                                Class Y-1 Shares
                                Class Y-2 Shares

                       MGI US Large Cap Value Equity Fund
                                 Class S Shares
                                Class Y-1 Shares
                                Class Y-2 Shares

                     MGI US Small/Mid Cap Growth Equity Fund
                                 Class S Shares
                                Class Y-1 Shares
                                Class Y-2 Shares

                     MGI US Small/Mid Cap Value Equity Fund
                                 Class S Shares
                                Class Y-1 Shares
                                Class Y-2 Shares

                           MGI Non-US Core Equity Fund
                                 Class S Shares
                                Class Y-1 Shares
                                Class Y-2 Shares

                        MGI High Yield Fixed Income Fund
                                 Class S Shares
                                Class Y-1 Shares
                                Class Y-2 Shares
                                Class Y-3 Shares

                    MGI Core Opportunistic Fixed Income Fund
                                 Class S Shares
                                Class Y-1 Shares
                                Class Y-2 Shares

                     MGI US Short Maturity Fixed Income Fund
                                 Class S Shares
                                Class Y-1 Shares
                                Class Y-2 Shares